EMPLOYMENT AND NON-SOLICITATION AGREEMENT

         THIS EMPLOYMENT AND NON-SOLICITATION AGREEMENT (this agreement, including all annexes and exhibits hereto, collectively, the "Agreement"), dated as of October 3, 2003, is by and between DELTA APPAREL, INC., a Georgia corporation ("Delta Apparel"), M.J. SOFFE CO., a North Carolina corporation ("Soffe"), and ANTHONY M. CIMAGLIA, a North Carolina resident ("Executive").

         WHEREAS, Executive, Delta Apparel and Soffe are parties to that certain Amended and Restated Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which Executive and the other shareholders of Soffe are selling to MJS Acquisition Company, a North Carolina corporation and wholly-owned subsidiary of Delta Apparel ("MJS"), all of their stock in Soffe; and

         WHEREAS, one of the conditions to closing the transactions contemplated by the Stock Purchase Agreement is Executive's entering into this Agreement and the agreements contemplated hereby; and

         WHEREAS, following the consummation of the transactions contemplated by the Stock Purchase Agreement, Soffe will be a wholly-owned subsidiary of MJS and will be merged with and into MJS, with MJS as the surviving corporation in such merger and successor in interest to Soffe under this Agreement; and

         WHEREAS, Executive agrees that Delta Apparel's agreeing to close the transactions contemplated by the Stock Purchase Agreement, along with Soffe's promises contained in this Agreement, constitute good and sufficient consideration for Executive's promises in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. Executive agrees to be employed by Soffe, and Soffe agrees to employ Executive, on the terms and conditions set forth in this Agreement. Executive agrees during the term of this Agreement to devote substantially all of his business time, efforts, skills and abilities to the performance of such duties and to the furtherance of Soffe's business; provided, however, that Executive shall not be required to work more than forty (40) hours per work week.

         Executive's job title will be Vice President Operations and his duties will be to (a) oversee all distribution, traffic, decoration and information technology functions and (b) oversee maintenance functions, all consistent with the ordinary, past practices of Soffe and his duties prior to the date of this Agreement.

         2. Compensation and Benefits.

         (a) Base Salary. During the term of Executive's employment with Soffe pursuant to this Agreement, Soffe shall pay to Executive as compensation for his services an annual base salary of not less than Executive's salary on the date of the signing of the Agreement ("Base Salary"). Executive's Base Salary will be payable in arrears in accordance with Soffe's normal payroll procedures. In no event shall Executive's Base Salary be decreased.

         (b) Incentive Bonus. Executive shall be entitled to receive an incentive bonus calculated in the manner set forth below with respect to any Incentive Year (as defined below) during all or a portion of which he was employed by Soffe:

         For each of the twelve-month periods ending on the Saturday nearest to September 30 of each of 2004, 2005 and 2006 (each, an "Incentive Year"), if EBITDA (as defined in Annex A) is greater than the Threshold Amount (as defined below) for such Incentive Year, then Soffe shall pay to Executive the product (subject to the Incentive Cap, as defined below) of (i) 25% and (ii) 33% of the amount by which EBITDA for such Incentive Year exceeds the Threshold Amount. Notwithstanding the foregoing, in no event shall Executive be entitled to be paid more than an aggregate of $1 million (the "Incentive Cap") (such amount to be determined before deduction of amounts permitted to be deducted by subsection 2(c) below) pursuant to this subsection with respect to any Incentive Year. Any compensation payable under this paragraph shall be referred to as "Incentive Compensation" in this Agreement. Amounts payable under this subsection shall be calculated and paid, and disputes shall be settled, in the manner described in Annex A.

         For purposes of this subsection the Threshold Amount for the 2004 Incentive Year shall be $16,200,000, the Threshold Amount for the 2005 Incentive Year shall be $16,700,000, and the Threshold Amount for the 2006 Incentive Year shall be $17,200,000.

         If this Agreement is terminated for any reason, Executive shall be entitled to receive (and Soffe shall pay) any Incentive Compensation payable pursuant to this Section 2(b), which amount shall be prorated for the actual number of days that Executive was an employee of Soffe during the applicable Incentive Year in which such termination occurred.

         (c) Tax Withholding. Soffe shall have the right to deduct from any compensation payable to Executive under this Agreement social security (FICA) taxes and all federal, state, municipal or other such required taxes or charges as may now be in effect or that may hereafter be enacted.

         (d) Expense Reimbursements. Soffe shall pay or reimburse Executive for all reasonable business expenses incurred or paid by Executive in the course of performing his duties hereunder, including but not limited to reasonable travel expenses for Executive. As a condition to such payment or reimbursement, however, Executive shall maintain and provide to Soffe reasonable documentation and receipts for such expenses.

         (e) Vacation. Executive shall be entitled to four (4) weeks of paid vacation during each year of the Term (as defined below).

         (f) Other Benefits. During the Term of this Agreement, Executive shall be entitled to participate in any group health insurance and other employee benefit plans generally provided or sponsored by Soffe to its active employees to the extent that he is eligible under and pursuant to the terms of such plans. Employee's participation in such plans (and the participation of his dependents), eligibility for benefits under such plans, and the premiums paid for coverage under such plans shall be determined under the terms of such plans. Executive shall pay premiums for coverage under such plans equal to the premiums payable for such coverage by similarly-situated, eligible active employees. Nothing contained herein shall alter or affect the right of Soffe, consistent with applicable law, to alter or amend such plans at any time. To the extent that Soffe establishes any new group health insurance plan or arrangement, it will (i) recognize any prior service of Executive as of his original hire date with Soffe for purposes of benefit accrual, participation, and vesting under such new plan or arrangement; (ii) waive any pre-existing condition (whether or not subject to an exclusion) that exists as of the date of this Agreement; and
(iii) credit any paid-in or accrued deductibles within the same plan year.

           Further, during the Term of this Agreement, Soffe shall pay all membership and related fees and dues associated with Executive's membership at The Highland Country Club not to exceed an aggregate of $1,320 per year.

         3. Term. Unless sooner terminated pursuant to Section 4 of this Agreement, and subject to the provisions of Section 5 hereof, the term of this Agreement (the "Term") shall commence as of the date hereof and shall continue until the third anniversary (the "End Date") of the date of this Agreement.

         4. Termination. Notwithstanding the provisions of Section 3 hereof, but subject to the provisions of Section 5 hereof, Executive's employment under this Agreement shall terminate as follows:

         (a) Death. Executive's employment shall terminate upon the death of Executive; provided, however, that (i) Soffe shall continue to pay (in accordance with its normal payroll procedures) the Base Salary to Executive's estate for a period of six (6) months after the date of Executive's death if Executive is employed by Soffe on the date of his death; and (ii) Soffe shall pay to Executive's estate any Incentive Compensation payable pursuant to Section 2(b) of this Agreement, which amount shall be prorated for the actual number of days that Executive was an employee of Soffe during the applicable Incentive Year in which Executive's death occurred.

         (b) Termination for Cause. Soffe may terminate Executive's employment at any time for "Cause" (as hereinafter defined) by delivering a written termination notice to Executive. For purposes of this Agreement, "Cause" shall mean any of the following: (i) conviction of Executive for commission of a felony; (ii) Executive's commission of an act constituting fraud, deceit or material misrepresentation with respect to his duties under this Agreement to Soffe, Delta Apparel and/or any of their affiliates; (iii) Executive's embezzlement of funds or assets from Soffe, Delta Apparel, or any of their affiliates; (iv) conclusive evidence that Executive is addicted to any controlled or illegal substance or drug without a valid prescription for such substance or drug; (v) Executive's commission of any act or omission of gross negligence or willful misconduct in the performance of his duties as an employee of Soffe as required by this Agreement, which act or omission Executive fails to cure within fifteen (15) days after receiving specific written notice of such act or omission from Soffe, which notice shall describe in reasonable detail the nature of the act or omission; or (vi) Executive's failure to correct or cure any material breach of or default under this Agreement not described in any of the preceding clauses within sixty (60) days after receiving specific written notice of such breach or default from Soffe, which notice shall describe in detail the nature of the breach or default.

         (c)  Termination   Without  Cause.  Soffe  may  terminate   Executive's
employment at any time for any or no reason by delivering at least sixty (60) days' prior written termination notice to Executive.

         (d) Termination by Executive.

                  (i) Without Cause. Executive may terminate his employment at any time for any or no reason by delivering at least sixty (60) days' prior written notice to the Chair of the Board of Directors of Soffe.

                  (ii) For Good Reason. Executive may terminate his employment at any time for "Good Reason" (as hereinafter defined) by delivering a written termination notice to the Chair of the Board of Directors of Soffe. For purposes of this Agreement, "Good Reason" shall mean any of the following: (A) any materially adverse change or diminution in the office, title, duties, powers, authority, responsibilities or compensation of Executive; (B) failure of Soffe to pay Executive any Base Salary, bonus or Incentive Compensation within fifteen
(15) days after such payment is due; (C) failure of Soffe to pay Executive any amount due under Section 2(d) hereof within thirty (30) days after such payment is due; (D) a material adverse change in the benefits provided to Executive hereunder; (E) Soffe's or Delta Apparel's breach of any provision of this Agreement which breach is not cured within sixty (60) days after the Chair of the Board of Directors of Soffe received from Executive a written notice describing such breach; or (F) relocation of Executive to any location (or requiring Executive to perform his duties hereunder at any location) that is greater than twenty (20) miles from Soffe's current executive offices in Fayetteville, North Carolina.

                  (iii) Due to a Change in Control. Executive may terminate this Agreement upon a Change in Control (as defined in the Stock Purchase Agreement).

         (e) Termination Following Disability. In the event Executive becomes "disabled" (as hereinafter defined), Soffe may terminate Executive's employment by delivering a written termination notice to Executive. Notwithstanding the foregoing, Executive shall continue to receive his (i) full Base Salary and benefits to which he is entitled under this Agreement for a period of six (6) months after the effective date of such termination, and (ii) any Incentive Compensation payable pursuant to Section 2(b) of this Agreement, which amount shall be prorated for the actual number of days that Executive was an employee of Soffe during the applicable Incentive Year in which such termination occurred. For purposes of this Agreement, "disability" shall mean acceptance of a claim for long-term disability benefits by Soffe's disability insurance carrier. If no such policy is in existence, "disability" shall mean a physical or mental illness, incompetency or incapacity which will result in Executive's inability to perform his essential functions as an employee of Soffe where such incapacity has continued for at least one hundred twenty (120) consecutive days. If Executive (or his representative) and Soffe do not agree that Executive has suffered a disability in accordance with this definition, a medical doctor who is acceptable to both Executive and Soffe shall, in his discretion, determine whether Executive has suffered a disability as defined in this Agreement and, if so, the date upon which such disability occurred. Such determination shall be binding upon all parties to this Agreement. If Executive and Soffe do not agree upon a doctor, they shall each name a doctor and the two doctors so named shall name a third doctor who shall conduct the examination and make a determination as to whether Executive has suffered a disability as defined in this Agreement and, if so, the date upon which such disability occurred. Soffe shall pay all of the costs of the doctor's examination and determination.

         (f) Payments and Benefits. Following any expiration or termination of this Agreement or Executive's employment hereunder, and in addition to (but not in duplication of) any amounts owed pursuant to Section 5 hereof, Soffe shall pay to Executive all amounts earned by Executive hereunder prior to the date of such expiration or termination, including without limitation any Incentive Compensation.

          In addition, following any expiration or termination of this Agreement pursuant to Section 4(c), 4(d)(ii) or 4(d)(iii) (and, in the event of a termination pursuant to Section 4(c), 4(d)(ii) or 4(d)(iii), execution and delivery by Executive of the release contemplated by Section 5(f)):

                  (i) to the extent permitted by Soffe's group health plans in effect at the date of such termination or expiration or thereafter at any time prior to the date Executive reaches age 65, Soffe shall continue to offer Executive and his eligible dependents the opportunity to participate in Soffe's group health plans from time to time after the date of such termination or expiration until Executive reaches the age of 65; provided, however, that as a condition to maintaining such coverage, Executive shall pay the full COBRA rate in effect from time to time for former employees of Soffe continuing group health insurance benefits under COBRA; or

                  (ii) to the extent that Soffe's group health plans do not permit Executive to continue to participate in such plans until age 65, Soffe shall provide Executive and his dependents with the opportunity to receive substantially the same health benefits that they would have been entitled to receive under such plans if Executive were entitled to continue to participate, provided that (a) as a condition to maintaining such coverage, Executive shall pay the full COBRA rate in effect from time to time for former employees of Soffe continuing group health insurance benefits under COBRA; and (b) the aggregate of such benefits for Executive and/or his eligible dependents shall be subject to a per-year limitation of $100,000 per covered person and a lifetime maximum of $500,000 per covered person.

Nothing contained herein shall alter or affect the right of Soffe, consistent with applicable law, to alter or amend such plans at any time. To the extent that Soffe establishes any new group health insurance plan or arrangement while this paragraph (f) is in effect, it will (i) recognize any prior service of Executive as of his original hire date with Soffe for purposes of benefit accrual, participation, and vesting under such new plan or arrangement; (ii) waive any pre-existing condition (whether or not subject to an exclusion) that exists as of the date of this Agreement; and (iii) credit any paid-in or accrued deductibles within the same plan year.

         5. Certain Termination Benefits. In the event that:

                           (i) either (A) Soffe terminates Executive's employment without Cause pursuant to Section 4(c) or (B) Executive terminates his employment pursuant to Section 4(d)(ii) or 4(d)(iii); and

                           (ii) Executive executes and delivers the release contemplated in Section 5(f) below,

then in such case Soffe will  provide  the  benefits  described  in  subsections
(a)-(b) below to Executive.

         (a) Base Salary and Incentive Compensation. Soffe shall continue to pay to Executive (i) his Base Salary (as in effect as of the date of such termination) that would have been payable hereunder to Executive from the date of such termination through the End Date, and (ii) any Incentive Compensation payable pursuant to subsection 2(b) of this Agreement, calculated as if Executive were still an employee of Soffe through the End Date.

         (b) Life Insurance. Soffe shall continue to provide Executive with group life insurance coverage through the End Date at coverage levels equal to those applicable to Executive immediately prior to termination. Soffe may, at its option, purchase an insurance policy providing comparable coverage for the benefit of Executive to meet its obligations under this subsection for all or part of the period during which such obligation exists.

         (c) Offset. Any life insurance benefits received by Executive in connection with any other employment accepted by Executive that are reasonably comparable to the life insurance benefits then being provided by Soffe pursuant to subsection (b) of this Section 5, shall be deemed to be the equivalent of such benefits, and shall terminate Soffe's responsibility to continue providing the life insurance benefits, taken as a whole, then being provided by Soffe pursuant to subsection (b) of this Section 5.

         (d) Treatment as Excess Parachute Payments. In the event that (i) Executive would otherwise be entitled to the compensation and benefits described in Subsections 5(a) and (b) hereof ("Compensation Payments"), and (ii) Soffe determines, based upon the advice of tax counsel reasonably acceptable to Executive, that, as a result of such Compensation Payments and any other benefits or payments required to be taken into account under Internal Revenue Code of 1986, as amended (the "Code") Section 280G(b)(2) ("Parachute Payments"), any of such Parachute Payments would be reportable by Soffe or Delta Apparel as an "excess parachute payment" under Code section 280G, such Compensation Payments shall be reduced to the extent necessary to cause the aggregate present value (determined in accordance with Code Section 280G and applicable regulations promulgated thereunder) of the Executive's Parachute Payments to equal 2.99 times the "base amount" as defined in Code Section 280G(b)(3) with respect to such Executive. However, such reduction in the Compensation Payments shall be made only if, in the opinion of such tax counsel, it would result in a larger Parachute Payment to the Executive than payment of the unreduced Parachute Payments after deduction in each case of tax imposed on and payable by the Executive under Section 4999 of the Code ("Excise Tax"). Soffe's independent auditors shall determine the value of any non-cash benefits or any deferred payment or benefit for purposes of this paragraph.

         The parties hereto agree that the payments provided under Subsections 5(a) and (b) above are reasonable compensation in light of Executive's services rendered to Soffe and that neither party shall assert that the payment of such benefits constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         Unless Soffe determines that any Parachute Payments made hereunder must be reported as "excess parachute payments" in accordance with the first paragraph of subsection 5(d) above, neither party shall file any return taking the position that the payment of such benefits constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         (e) Payment Default.  Any amounts owed by Soffe to Executive under this
Section 5 that are not paid when due shall bear interest at a rate of 10% per annum.

         (f) General Release. Subject to Executive's receipt of the full cash amounts then due pursuant to this Section 5, Executive will grant a full and complete release of any and all claims Executive may have against Delta Apparel or Soffe, their officers, directors and affiliates, including, but not limited to, claims he might have relating to Executive's cessation of employment with Soffe; provided, however, that there shall be excluded from the scope of such general release the following:

                  (i) claims relating to Soffe's or Delta Apparel's continuing obligations under this Agreement (including without limitation the obligation to pay amounts due under this Section 5);

                  (ii) claims that  Executive may have under the Stock  Purchase
Agreement  or  any  Related   Agreements  (as  defined  in  the  Stock  Purchase
Agreement);

                  (iii) claims that Executive may have against Soffe for reimbursement of business expenses incurred by him during the course of his employment;

                  (iv) claims that may be made by Executive for payment of Base Salary, Incentive Compensation, bonuses, or fringe benefits properly due to him, or other amounts or benefits due to him under this Agreement;

                  (v) claims respecting matters for which Executive is entitled to be indemnified under the Articles of Incorporation or By-laws of Delta Apparel or Soffe and applicable law respecting third party claims asserted or third party litigation pending or threatened against Executive;

                  (vi) claims arising from fraud or illegal activities of Soffe or Delta Apparel not attributable to Executive; and

                  (vii) any claims prohibited by applicable law from being included in the release.

As a condition to Executive's obligation to provide such a release, Soffe and Delta Apparel shall, if Executive's employment is terminated pursuant to Sections 4(c), 4(d)(ii) or 4(d)(iii), provide a reciprocal general release to Executive. The form of the mutual general release to be executed by Executive, Soffe and Delta Apparel is attached hereto as Exhibit 1. Notwithstanding anything to the contrary contained in this Agreement, if Soffe fails or refuses to pay, when due, any amounts required by Section 5 to be paid to Executive or his estate, and such failure continues for a period thirty (30) days after written notice of such failure is given by Executive or his estate to Soffe, then Executive's release and Executive's covenants contained in this Agreement shall be null and void after expiration of such thirty (30) day period (but shall remain in full force and effect during such thirty (30) day period).

         6. Non-Competition. Executive agrees that he has read, is bound by, is subject to, and will abide by the obligations, covenants and agreements set forth in Soffe's Employee Confidentiality, Non-Solicitation and Non-Competition Agreement attached hereto as Exhibit 2 (the "Restrictive Agreement"), and he understands and acknowledges that Delta Apparel and Soffe agree to the consideration in the Stock Purchase Agreement and that Soffe agrees to the consideration and employment set forth herein on condition of Executive's consent to the obligations, covenants and agreements set forth in the Restrictive Agreement.

         7. Non-Disclosure of Employees. During the Term of this Agreement and for a period of three (3) years after the later of the expiration of the Term or the termination or cessation of his employment with Soffe for any reason whatsoever, Executive shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of Soffe concerning the names and addresses of the employees of Soffe or Delta Apparel except for disclosure during the ordinary course of business during Executive's period of active employment under this Agreement as necessary to fulfill his duties and responsibilities hereunder.

         8. Non-Disclosure of Trade Secrets. During the Term of this Agreement, Executive will have access to and become familiar with various trade secrets and proprietary and confidential information of Soffe and Delta Apparel and their affiliates, including, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively, referred to as "Trade Secrets") which are owned by Soffe, Delta Apparel, and/or their affiliates and regularly used in the operation of their business, and as to which Soffe, Delta Apparel, and/or their affiliates take precautions to prevent dissemination to persons other than certain directors, officers and employees. Executive acknowledges that the Trade Secrets (1) are secret and not known in the industry; (2) give Soffe, Delta Apparel, and/or their affiliates an advantage over competitors who do not know or use the Trade Secrets; (3) are of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Trade Secrets; and (4) are valuable, special and unique assets of Soffe, Delta Apparel, and/or their affiliates, the disclosure of which could cause substantial injury and loss of profits and goodwill to Soffe, Delta Apparel, and/or their affiliates. Executive may not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the Term or at any time after the expiration of the Term or the termination of Executive's employment with Soffe for any reason whatsoever, except as required in the course of his employment under this Agreement, if required in connection with a judicial or administrative proceeding, or if the information becomes public knowledge other than as a result of an unauthorized disclosure by the Executive. All files, records, documents, information, data and similar items relating to the business of Soffe, Delta Apparel, and/or their affiliates, whether prepared by Executive or otherwise coming into his possession, will remain the exclusive property of Soffe, Delta Apparel, and/or their affiliates (as the case may be) and may not be removed from the premises under any circumstances without the prior written consent of Soffe, Delta Apparel and/or their affiliate (as the case may be) (except in the ordinary course of business during Executive's period of active employment under this Agreement), and in any event must be promptly delivered to Soffe upon termination of Executive's employment with Soffe. Executive agrees that upon his receipt of any subpoena, process or other request to produce or divulge, directly or indirectly, any Trade Secrets to any entity, agency, tribunal or person, Executive shall notify and promptly deliver a copy of the subpoena, process or other request to the Chair of the Board of Directors of Soffe and shall cooperate (at Soffe's expense) with Soffe in a prompt manner with respect to the defense of such matter. The rights granted to Soffe, Delta Apparel and/or their affiliates in this Section 8 are intended to be in addition to and not in replacement of any protection of Trade Secrets provided by equity, any statute, judicially created law or other agreement.

         9. Remedies. Executive acknowledges and agrees that any breach of any of the provisions of Sections 6, 7, or 8 hereof or the Restrictive Agreement (collectively, the "Protective Covenants") by him will cause irreparable damage to Soffe and Delta Apparel and/or their affiliates, the exact amount of which will be difficult to determine, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that, in addition to any other remedy that may be available at law, in equity or hereunder, Soffe, Delta Apparel and their affiliates shall be entitled to specific performance and injunctive relief, without posting bond or other security, to enforce or prevent any violation of any of the Protective Covenants by him.

         10. Severability. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. The provisions of this Agreement are severable. The covenants on the part of the Executive contained in the Protective Covenants shall be construed as independent covenants and agreements of the Executive, independently supported by good and adequate consideration, shall be construed independently of the other provisions in this Agreement and shall survive this Agreement for the period indicated. In the event that any of the provisions, clauses, sentences, or paragraphs, or portions ("provisions") in this Agreement shall be held to be invalid or unenforceable, such provision shall be fully severable and the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. The parties in no way intend to include a provision that contravenes public policy. Therefore, if any provision of this Agreement is unlawful, against public policy, or otherwise declared void or unenforceable, such provision shall be deemed excluded from this Agreement, which shall in all other respects remain in effect. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any Court should construe any portion of this Agreement to be too broad to prevent enforcement to its fullest extent then such restrictions shall be enforced to the maximum extent that the Court finds reasonable and enforceable.

         11. Miscellaneous.

         a. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement (including, without limitation, the Restrictive Agreement) by either party to the other must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested,
                  (iii) delivered by reputable overnight express delivery service or reputable same-day local courier service, or (iv) delivered by telex or facsimile transmission, with confirmed receipt, to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section 11(a):

                  If to Soffe:
                  M.J. Soffe Co.
                  One Soffe Drive
                  Fayetteville, North Carolina  28312

                  If to Delta Apparel:
                  Delta Apparel, Inc.
                  2750 Premiere Parkway
                  Suite 100
                  Duluth, Georgia 30047
                  Attn:  Chief Executive Officer
                  Fax No.: (678) 775-6999

                  If to Executive:
                  Anthony M. Cimaglia
                  600 Forest Lake Road
                  Fayetteville, NC 28305

Notices delivered personally or by overnight express delivery service or by local courier service are deemed given as of actual receipt. Mailed notices are deemed given three business days after mailing. Notices delivered by telex or facsimile transmission are deemed given upon receipt by the sender of the answer back (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

         b. Entire Agreement. This Agreement supersedes any and all other agreements other than the Stock Purchase Agreement, either oral or written, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect to the subject matter of this Agreement.

         c. Modification. No change or modification of this Agreement is valid or binding upon the parties, nor will any waiver, termination or discharge of any term or condition of this Agreement be so binding, unless confirmed in writing and signed by the parties to this Agreement.

         d. Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties under this Agreement will be performable in North Carolina. This Agreement is governed by, and construed in accordance with, the laws of the State of North Carolina. If any action is brought to enforce or interpret this Agreement, venue for the action will be in North Carolina.

         e. Dispute Resolution. Except for (i) matters relating to specific performance, injunctive relief, or other equitable remedies, including without limitation, the provisions of the Protective Covenants and the Restrictive Agreement, or (ii) matters that Executive may bring before any governmental or administrative agency (including, without limitation, the National Labor Relations Board, the Equal Employment Opportunity Commission or the Department of Labor, or similar state agencies), disputes hereunder shall be settled in the manner described in Section 13.4 of the Stock Purchase Agreement.

         f. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

         g. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear its own costs and expenses.

         h. Estate. If Executive dies prior to the expiration of the term of employment or during a period when monies are owing to him, any monies that may be due him from Soffe under this Agreement as of the date of his death shall be paid to his estate and as when otherwise payable.

         i. Assignment. The rights, duties and benefits to Executive hereunder are personal to him, and no such right, duty or benefit may be assigned by him without the prior written consent of Soffe. The rights and obligations of each of Soffe and Delta Apparel shall inure to the benefit and be binding upon each of such entities and their successors and assigns, which assignment shall not require the consent of Executive.

         j. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under subsection 11(i) above.

         k. Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing in this Agreement is intended to or shall confer upon any other person or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         l. Waiver of Breach. The waiver by Soffe, Delta Apparel or Executive of a breach of any provision of this Agreement by Executive, Soffe, Delta Apparel or their affiliates may not operate or be construed as a waiver of any subsequent breach.

         m. Construction. The parties agree that this Agreement was freely negotiated among the parties and that Executive has had the advice of an attorney in negotiating its terms. Accordingly, the parties agree that this Agreement shall not be construed in favor of any party or against any party. The parties further agree that the headings and subheadings are for convenience of the parties only and shall not be given effect in the construction of this Agreement.




                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      IMPORTANT: READ CAREFULLY BEFORE SIGNING

                        "Soffe"

                        M.J. SOFFE CO.


                        By:  /s/ Robert W. Humphreys
                           --------------------------------------------------

                        Name:   Robert W. Humphreys
                             ------------------------------------------------

                        Title:  Vice President
                              -----------------------------------------------


                        "Delta Apparel"

                        DELTA APPAREL, INC


                        By:  /s/ Robert W. Humphreys
                           --------------------------------------------------

                        Name:   Robert W. Humphreys
                             ------------------------------------------------

                        Title:  President and CEO
                              -----------------------------------------------


                        "Executive"


                        /s/ Anthony M. Cimaglia
                        -----------------------------------------------------
                        Anthony M. Cimaglia

                                     ANNEX A

         "EBITDA" means the earnings of Soffe (including income received in the Ordinary Course of Business from sources other than sales of inventory) before interest expense and income Taxes, plus depreciation and amortization, determined in accordance with GAAP consistently applied and using methodologies that are consistent with those used on Soffe's opening balance sheet (which opening balance sheet shall be prepared in accordance with the methodologies set forth on Schedule X attached to the Stock Purchase Agreement).

         "ORDINARY COURSE OF BUSINESS" means, with respect to an action taken by a party, only an action that (i) is consistent in nature, scope, and magnitude with the past practices of such party and is taken in the ordinary course of the normal, day-to-day operations of such party; and (ii) does not require authorization by the board of directors or shareholders of such party and does not require any other separate or special authorization of any nature.

         "TAX" means any federal, state, local, foreign or other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, use, withholding, payroll, social security, employment, unemployment, excise, occupation, property, customs, duties or other tax, together with any interest and any penalties with respect thereto.

         "TAXES" means more than one Tax.

         "GAAP" means those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed.

         EBITDA shall be calculated to reflect the continued, ordinary course, independent operation of Soffe, and no new or increased costs or expenses shall be charged to the calculation of EBITDA, except such reasonable costs and expenses as are incurred in the Ordinary Course of Business of Soffe; provided, however, that if James F. Soffe, John D. Soffe, and Anthony M. Cimaglia determine in their reasonable good faith judgment that they would not have incurred any such new or increased cost or expense, then such new cost and/or expense shall not be charged to the calculation of EBITDA hereunder. Notwithstanding the foregoing, the following costs and expenses shall not be charged to the calculation of EBITDA for purposes of this Agreement: (1) management fees or administrative or overhead charges charged to Soffe by MJS, Delta, or any other of the Affiliates of MJS (except for a management fee charged by Delta that shall not exceed a maximum annual amount of $370,000 (the "MANAGEMENT FEE")), (2) compensation to any new executive officers of Soffe or MJS (i.e. an individual not currently an executive officer of Soffe) (except for reasonable compensation for any new executive officer who is appointed upon the death, removal or resignation of an executive officer serving Soffe on the date hereof (such compensation not to exceed the annual compensation of such deceased, removed or resigned executive officer)), (3) the payment of any EBITDA

Earnout Amount or Return Rate Earnout Amount (as such terms are defined in the Stock Purchase Agreement) under the Stock Purchase Agreement, (4) the Incentive Compensation payable hereunder and any increased benefits costs associated therewith, (5) any costs and expenses related to the negotiation and closing of the transactions contemplated by the Stock Purchase Agreement or any Related Agreement (as defined in the Stock Purchase Agreement) or the merger of Soffe with and into MJS, (6) any new or increased opening balance sheet reserves, or
(7) any costs triggered by changes in employee benefit plans and programs (including costs to terminate plans). Notwithstanding the foregoing, the following costs and expenses may be charged to the calculation of EBITDA for purposes of this Agreement: (i) the Management Fee; and (ii) subject to a maximum aggregate annual amount of $375,000: (A) additional costs to comply with applicable securities laws, rules and regulations and the listing requirements of the American Stock Exchange, and (B) reasonable compensation (including salary, bonuses, and costs of retirement, insurance and fringe benefits) for one new executive officer who shall provide services with respect to transition matters following the closing of the transactions described in the Stock Purchase Agreement. Further, notwithstanding the foregoing, nothing contained herein shall be construed to limit MJS's or Delta's authority to allocate management fees or administrative, overhead, or other charges to Soffe for purposes other than the calculation of Incentive Compensation hereunder, to consolidate Soffe with MJS or Delta or any subsidiary of Delta for accounting purposes, or to change accounting methods or principles for purposes other than the calculation of Incentive Compensation; provided, however, that in the event that MJS or Delta allocates management fees or administrative, overhead, or other charges to Soffe, consolidates Soffe with MJS or Delta or any subsidiary of Delta, or changes the accounting methods or principles of Soffe, MJS and Delta shall maintain a separate set of books and records for Soffe from which EBITDA and Incentive Compensation hereunder can be calculated without such allocations, consolidations or changes. All matters related to costs and expenses that may or may not be charged to the calculation of EBITDA and Incentive Compensation hereunder are subject to challenge and dispute by Executive pursuant to the procedures set forth below.

         Not later than five (5) days after Delta's Form 10-Q is due for the first quarter of each of Delta's fiscal years 2005, 2006 and 2007, Soffe shall deliver to Executive a written notice of Soffe's calculation of EBITDA and the Incentive Compensation for the applicable Incentive Year 2004, 2005 and 2006 (a "BONUS Calculation"). Soffe shall make available to Executive and Executive's accountants the books, records, work papers, ledgers, back-up information and personnel of Soffe which Executive and Executive's accountants reasonably require in order to examine the Incentive Compensation. Together with the Bonus Calculation for each year, Soffe shall pay to Executive (in cash or immediately available funds) the Incentive Compensation, if any, for such year. The
Incentive Compensation, if not paid when due, shall bear interest at the pre-default rate set forth in the Promissory Notes (as defined in the Stock Purchase Agreement), plus two percent (2%), from the date on which Delta's Form 10-Q was due following such year until such Incentive Compensation has been paid in full.

         Disputes with respect to any Bonus Calculation shall be resolved as follows:

         Executive shall have ninety (90) days after receipt of a Bonus Calculation (the "BONUS DISPUTE PERIOD") to assert that any of the elements of or amounts reflected on the Bonus Calculation (including, without limitation, new or increased costs and/or expenses) are not correct or appropriate under this Agreement, or that the Bonus Calculation was arrived at other than in accordance with the provisions of this Annex A (a "BONUS DISPUTE"). If Executive has a Bonus Dispute, then he shall give Soffe (with a copy to Delta) written notice of such dispute (a "BONUS DISPUTE NOTICE") within the Bonus Dispute Period, setting forth in reasonable detail the items with which Executive disagrees, together with supporting calculations. Within thirty (30) days after delivery of such Bonus Dispute Notice, Soffe and Executive shall attempt to resolve such Bonus Dispute.

         If Soffe and Executive are unable to resolve any Bonus Dispute within the thirty (30) day period after the Soffe's receipt of a Bonus Dispute Notice, Soffe and Executive shall jointly engage Deloitte & Touche LLP, or another mutually acceptable independent third party, to act as arbitrator with respect to the Bonus Dispute. The arbitration of any Bonus Dispute shall be conducted in Charlotte, North Carolina. In connection with the resolution of any Bonus Dispute, the arbitrator shall have access to all documents, records, work papers, facilities and personnel reasonably necessary to perform its function as arbitrator. The arbitrator's function shall be to resolve the Bonus Dispute regarding the Bonus Calculation, so that the items that are the subject of the Bonus Dispute conform to the requirements of this Agreement. The arbitrator shall allow Soffe and Executive to present their respective positions regarding the Bonus Dispute and shall thereafter as promptly as possible provide the parties hereto a written determination of the Bonus Dispute. Such written determination shall be final and binding upon the parties hereto and not subject to appeal on any ground, and judgment may be entered on the award. Upon the resolution of all Bonus Disputes, the applicable Bonus Calculation shall be revised to reflect such resolution. The arbitrator shall promptly, and in any event within sixty (60) calendar days after the date of its appointment, render its decision on the question in writing and finalize the Bonus Calculation. The arbitrator may, at its discretion, conduct a conference concerning the Bonus Dispute with Soffe and Executive, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no hearings, oral examinations, testimony, depositions, discovery or other similar proceedings. The arbitrator shall determine the proportion of its fees and expenses to be paid by Soffe and Executive, based on the arbitrator's determination as to the degree to which it has accepted the positions of the respective parties. If the arbitrator determines that additional funds are due to the Executive, Soffe shall pay the additional amount within five (5) business days of the date on which the arbitrator rendered its decision, plus interest at the pre-default rate set forth in the Promissory Notes (as defined in the Stock Purchase Agreement) from the date on which Delta's Form 10-Q was due for the first quarter following the applicable Bonus Year 2004, 2005 or 2006 until such additional amount has been paid in full. Likewise, if the arbitrator determines that Soffe overpaid the Incentive Compensation for a year, Executive shall refund to Soffe the amount of the overpayment within five (5) business days of the date on which the arbitrator rendered its decision, plus interest at the pre-default rate set forth in the Promissory Notes (as defined in the Stock Purchase Agreement) from the date on which Soffe initially made the payment until such overpayment has been refunded in full.

         If Executive does not deliver a Bonus Dispute Notice to Soffe within the Bonus Dispute Period, the applicable Bonus Calculation delivered by Soffe shall be deemed to have been accepted by Executive in the form in which it was delivered by Soffe and shall be final and binding upon the parties.

                                    EXHIBIT 1

                             MUTUAL GENERAL RELEASE

         THIS MUTUAL GENERAL RELEASE ("Release") is made and entered into by and between Anthony M. Cimaglia ("Executive"), on the one hand, and M. J. Soffe Co., a North Carolina corporation ("Soffe"), and Delta Apparel, Inc., a Georgia corporation ("Delta Apparel"), on the other hand;

                              W I T N E S S E T H:

         WHEREAS, Executive, Soffe and Delta Apparel entered into that certain Employment and Non-Solicitation Agreement dated as of _____________, 2003 (the "Employment Agreement");

         WHEREAS, Executive's employment with Soffe ended on ____________; and

         WHEREAS, Executive, Soffe and Delta Apparel now desire to memorialize, by the execution of this Release, their understanding with respect to certain matters relating to Executive's termination of employment;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, as well as the payment of the monies and other benefits to Executive as required by Section 5 of the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged by Executive, it is agreed as follows:

         SECTION 1. RELEASE OF CLAIMS. In consideration of (and subject to) the payments required by Section 5 of the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, and subject to the limitations contained in Section 2 hereof, Executive, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Soffe and Delta Apparel, and each of their respective officers, directors, employees, parent companies, subsidiaries, successors and assigns (hereinafter the "Soffe Parties"), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys' fees and costs), known or unknown, suspected or unsuspected, that Executive may now have or has ever had against the Soffe Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Release.

         The release set forth in this Section 1 includes without limitation (other than as set forth in Section 2), claims related to any wrongful or unlawful discharge, discipline or retaliation, any contract of employment, whether express or implied, any promotions or demotions, compensation including commissions, short term or long term incentives, Soffe's and Delta Apparel's benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Executive's employment as an employee, officer or director with Soffe, Delta Apparel or any of their respective affiliates and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 - 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act (OWBPA), the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans' Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law.

         Executive expressly waives all claims (other than as set forth in Section 2), including those which he does not know or suspect to exist in his favor as of the date of this Release against the Soffe Parties. As used herein, the parties understand the word "claims" to include all actions, claims, and grievances, whether actual or potential, known or unknown (other than as set forth in Section 2), and specifically but not exclusively including all claims against the Soffe Parties of the type referenced in this Section 1 or otherwise arising from Executive's employment with Soffe, the termination thereof or any other conduct or negotiations occurring on or prior to the date Executive signs this Release. All claims of Executive or those claiming on his behalf, except those listed in Section 2 hereof, are forever barred by this Release whether they arise in contract or tort or under a statute or any other law. The final release of all claims by Executive against the Soffe Parties constitutes a material part of the consideration flowing from Executive to the Soffe Parties under this Release, and each of the individuals and entities included within the term "Soffe Parties" is an intended beneficiary of this consideration.

         Notwithstanding anything to the contrary contained in this Release, if Soffe fails or refuses to pay, when due, any amounts required by Section 5 of the Employment Agreement to be paid to Executive or his estate, and such failure continues for a period of thirty (30) days after written notice of such failure is given by Executive or his estate to Soffe, then Executive's covenants, agreements, waivers, obligations and releases contained in this Agreement shall be null and void after expiration of such thirty (30) day period (but shall remain in full force and effect during such thirty (30) day period). The provisions of this paragraph shall not constitute Executive's exclusive remedy for any non-payment by Soffe and shall not prevent or preclude Executive from seeking any and all remedies available to him at law or in equity with respect to any non-payment by Soffe.

         SECTION 2. LIMITATIONS ON RELEASES. Executive has accrued as of his termination certain vested rights to benefits under Soffe's and/or Delta Apparel's benefit plans. Executive shall be entitled to receive his vested accrued benefits under such benefit plans in accordance with their respective terms. Notwithstanding anything to the contrary herein, the releases contained in Section 1 hereof do not waive or otherwise affect Executive's rights to such vested accrued benefits. Moreover, notwithstanding anything to the contrary herein, the waivers, releases and discharges contained in Section 1 do not waive or otherwise affect any of the following claims:

         (a)  Claims   relating  to  Soffe's  or  Delta   Apparel's   continuing
obligations under the Employment Agreement (including without limitation the obligation to pay amounts due under Section 5 thereof);

         (b) Claims that Executive may have under that certain Amended and Restated Stock Purchase Agreement dated as of __________, 2003, by and among Executive, Soffe, Delta Apparel, MJS Acquisition Company, and the other shareholders of Soffe (the "Stock Purchase Agreement") and/or any Related Agreements (as defined in the Stock Purchase Agreement);

         (c) Claims that Executive may have against Soffe for reimbursement of business expenses incurred by him during the course of his employment;

         (d) Claims that Executive may have for payment of Base Salary, Incentive Compensation (as such terms are defined in the Employment Agreement), bonuses, or fringe benefits properly due to him, or other amounts or benefits due to him under the Employment Agreement;

         (e) Claims respecting matters for which Executive is entitled to be indemnified under the Articles of Incorporation or Bylaws of Soffe or Delta Apparel and applicable law respecting third party claims asserted or third party litigation pending or threatened against Executive;

         (f) Claims arising from fraud or illegal activities of Soffe or Delta Apparel not attributable to Executive; and

         (g) Any claims prohibited by applicable law from being included in this Release.

         SECTION 3. EXECUTIVE ACKNOWLEDGEMENTS. Executive understands and agrees that he:

         (a) Has carefully read and fully understands all of the provisions of this Release;

         (b) Was advised and is hereby advised in writing to consider the terms of this Release and to consult with an attorney of his choice prior to executing this Release;

         (c) Has been offered a full twenty-one (21) days from notice of the termination of his employment with Soffe and the delivery of this Release to consider the terms of this Release, and having had adequate opportunity to consider the terms and consult with advisors of his choice, has elected to waive the 21-day period and sign the Release as of the date hereof;

         (d) Is, through this Release, releasing the Soffe Parties from any and all claims he may have against the Soffe Parties that arose from events occurring on or before the date this Agreement is executed, including but not limited to claims under the Age Discrimination in Employment Act (ADEA), as amended;

         (e) Is receiving valid consideration beyond anything of value to which Executive already is entitled;

         (f) Knowingly and voluntarily agrees to all of the terms set forth in this Release;

         (g) Knowingly and voluntarily intends to be legally bound by the same; and

         (h) Has a full seven (7) days following his execution of this Release to revoke this Release and has been and hereby is advised in writing that this Release shall not become effective or enforceable until the revocation period has expired. Revocation must occur by delivery of a letter of revocation to the Chair of the Board of Directors of Soffe.

         SECTION 4. RELEASE BY SOFFE AND DELTA APPAREL. In consideration of the mutual promises herein and subject to the limitations contains in Section 5 hereof, Soffe and Delta Apparel, for themselves and their respective parent companies, subsidiaries, successors, assigns, officers, directors and representatives, hereby irrevocably and unconditionally release and forever discharge Executive, his heirs, agents, personal representatives and assigns, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys' fees and costs), known or unknown, suspected or unsuspected, that Soffe, Delta Apparel and/or their respective parent companies, subsidiaries, successors, assigns, officers, directors and representatives may now have or have ever had against Executive by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Release other than as set forth in Section 5 hereof (the "Soffe Party Claims"). The waiver, release and discharge contained in this Section 4 includes without limitation (other than as set forth in Section 5) claims related to any act as an officer, director or employee of Soffe, Delta Apparel and/or any of their respective parent companies and subsidiaries and/or the management thereof, including defamation, slander, libel, invasion of privacy, misrepresentation, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to Executive's employment as an employee, officer or director of Soffe, Delta Apparel or any of their respective parent companies and subsidiaries and the termination thereof.

         Each of Soffe, Delta Apparel and their respective parent companies and subsidiaries expressly waives all Soffe Party Claims, including those which it does not know or suspect to exist in its favor as of the date of this Release against Executive. As used herein, the parties understand the word "claims" to include all actions, claims, and grievances, whether actual or potential, known or unknown (other than as set forth in Section 5), and specifically but not exclusively including all claims against Executive of the type referenced in this Section 4, or otherwise arising from Executive's employment with Soffe, Delta Apparel or any of their respective parent companies or subsidiaries, the termination thereof or any other conduct or negotiations occurring on or prior to the date the parties sign this Release. All Soffe Party Claims are forever barred by this Release whether they arise in contract or tort or under a statute or any other law.

         SECTION 5.  LIMITATIONS ON RELEASES.

         Notwithstanding anything to the contrary herein, the waivers, releases and discharges contained in Section 4 do not waive or otherwise affect any of the following claims:

         (a) Claims relating to Executive's continuing obligations under (i) the Employment Agreement (including without limitation obligations under Sections 6, 7 and 8 thereof) and (ii) the Employee Confidentiality, Non-Solicitation, and

Non-Competition Agreement by and between Executive, Delta Apparel and Soffe dated on or about the date of the Employment Agreement;

         (b) Claims that Soffe, Delta Apparel or any of their affiliates may have under the Stock Purchase Agreement and/or any Related Agreements;

         (c) Claims arising from fraud or illegal activities of Executive; and

         (d) Any claims prohibited by applicable law from being included in this release.

         SECTION 6. LEGAL PROCEEDINGS; RELEASE AS A DEFENSE. This Release may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Release, except for an action based on a breach of this Release or a claim to determine the validity of the Release under the OWBPA or the ADEA.

         SECTION 7. GOVERNING LAW. This Release shall be governed by the laws of the State of North Carolina. This Release shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

         SECTION 8. NO ADMISSIONS. Each of Executive, Soffe and Delta Apparel acknowledges and agrees that the releases and other consideration described in this Release are offered and exchanged in good faith and will not, for any purpose, be considered as admissions of liability on the part of any party, which liability is expressly denied, and no past or present wrongdoing on the part of any party is implied by such releases or other consideration under the terms of this Release.

         SECTION 9. SEVERABILITY. In the event any provision of this Release is determined by a court or other tribunal to be unenforceable for any reason, the remaining provisions hereof shall remain in full force and effect and the unenforceable provision(s) shall be interpreted and rewritten to give effect to the parties' economic intentions.

         SECTION 10. ASSIGNMENT OF CLAIMS. Each party warrants to the other parties that it has not assigned any claim or cause of action released herein.

         SECTION 11. COUNTERPARTS. This document may be executed in multiple counterparts, each of which shall be considered an original.

         SECTION 12. BINDING EFFECT. This release shall be binding upon and inure to the benefit of the parties hereto, Executive's personal representatives, and heirs, and the successors and assigns of each of Delta Apparel and Soffe.

         SECTION 13. VOLUNTARY AGREEMENT. EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS RELEASE IS A BINDING LEGAL DOCUMENT. EXECUTIVE FURTHER AGREES THAT HE HAS HAD ADEQUATE TIME AND A REASONABLE OPPORTUNITY TO REVIEW THE PROVISIONS OF THIS RELEASE, HAS BEEN ADVISED TO SEEK LEGAL ADVICE REGARDING ALL ITS ASPECTS, AND THAT IN EXECUTING THIS RELEASE EXECUTIVE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY SOFFE OR
DELTA  APPAREL OR ANY OF THEIR  EXECUTIVES  OR  REPRESENTATIVES  REGARDING  THIS

RELEASE'S SUBJECT MATTER AND/OR EFFECT. EXECUTIVE HAS READ AND FULLY UNDERSTANDS THIS RELEASE AND VOLUNTARILY AGREES TO ITS TERMS.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

   IN WITNESS WHEREOF, each of Soffe and Delta Apparel has caused this Release to be executed by its duly authorized officers, and Executive has executed this Release, all as of the date first set forth above.

                                         M. J. SOFFE CO.


                                         By: /s/ Robert W. Humphreys
                                             -------------------------------
                                         Name:  Robert W. Humphreys
                                         Title: Vice President



                                         DELTA APPAREL, INC.


                                         By: /s/ Robert W. Humphreys
                                             --------------------------------
                                         Name:  Robert W. Humphreys
                                         Title: President and CEO



                                         EXECUTIVE:

                                         /s/ Anthony M. Cimaglia
                                         ------------------------------------
                                         Anthony M. Cimaglia

                                    EXHIBIT 2

    EMPLOYEE CONFIDENTIALITY, NON-SOLICITATION, AND NON-COMPETITION AGREEMENT

         This Employee Confidentiality, Non-Solicitation and Non-Competition Agreement (the "Agreement") is made a part of that certain Employment and Non-Solicitation Agreement (the "Employment Agreement") made and entered into on the date hereof by and between DELTA APPAREL, INC., a Georgia corporation ("Delta Apparel"), M.J. SOFFE CO., a North Carolina corporation ("Soffe"), and ANTHONY M. CIMAGLIA ("Executive").

         WHEREAS, MJS Acquisition Company, a North Carolina corporation and wholly-owned subsidiary of Delta Apparel ("MJS"), has agreed to acquire the outstanding stock of Soffe pursuant to the terms of that certain Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") by and among MJS, Delta Apparel, Soffe and the shareholders of Soffe, including the Executive, thereby providing valuable consideration to Executive, upon the condition that Executive execute, enter into and agree to abide by the provisions of the Employment Agreement and this Agreement;

         WHEREAS, following the consummation of the transactions described in the Stock Purchase Agreement, Soffe will be a wholly-owned subsidiary of MJS and will be merged with and into MJS, with MJS as the surviving corporation in such merger and successor in interest to Soffe under this Agreement;

         WHEREAS, Soffe and Delta Apparel are (1) engaged in the business of manufacturing, marketing, and selling casual and athletic apparel, and (2) may in the future engage in and/or actively be considering other activities or businesses, of which Executive may be aware at the termination of Executive's employment;

         WHEREAS, Executive acknowledges that he has been employed at the highest levels of Soffe where he has had access to its confidential information and that following consummation of the transactions contemplated by the Stock Purchase Agreement he may have access in his position to the most sensitive and confidential information of Soffe, Delta Apparel and their affiliates (as used in this Agreement, the term "affiliates" shall have the meaning as set forth in the Stock Purchase Agreement), including long-range projections, marketing strategies, customer information and other confidential data; Executive also acknowledges that the Company (as defined below) intends to utilize Executive's experience and compensate him to seek customers in and expand the distribution of Soffe's products throughout the United States, that Executive will be working and servicing customers throughout the United States, and Executive acknowledges that a more limited geographic area will not sufficiently protect Soffe, Delta Apparel or their affiliates from future competition by Executive.

         WHEREAS, Executive understands and agrees that Delta Apparel, Soffe and their affiliates will suffer substantial and irreparable loss and damage if Executive violates the provisions of this Agreement; and

         WHEREAS,   Executive   agrees  that  the  provisions  and  restrictions
contained in this Agreement are fair and reasonable and required for the protection of the legitimate interests of Delta Apparel, Soffe and their affiliates, that such restrictions are reasonable in scope, area, and time, and will not unreasonably prevent Executive from pursuing other business ventures or employment opportunities or otherwise cause a financial hardship upon Executive.

         NOW, THEREFORE, in consideration of the foregoing and the promises contained in the Stock Purchase Agreement and the Employment Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is covenanted and agreed as follows:

         1. Definition of "Company." For purposes of this Agreement, the parties agree that the "Company" shall mean Soffe and Delta Apparel. In the event that the preceding definition of the "Company" shall be determined by judicial action to be too broad to be enforceable, the "Company" shall mean Soffe.

         2. No Conflicts. Executive represents and warrants that he is not subject to any non-competition or non-solicitation agreement or other agreement with any person, firm, corporation, or business entity (a "Third Party") that would prohibit him from taking employment with Soffe or would interfere with the performance of his duties to the Company. Executive represents that he will not bring with him to the Company or use in the performance of his duties any documents or materials of a former employer (other than Soffe and its affiliates) or other party that are not generally available to the public or have not been legally transferred to the Company. Conversely, without breaching the confidentiality provisions of this Agreement, Executive agrees to disclose the existence of this Agreement and the Employment Agreement to any subsequent employer.

         3. Non-Solicitation and Non-Competition. Executive covenants and agrees that, during the period of his employment and for a period of thirty-six (36) months after Executive's last day of employment with Soffe (the "Restricted Period"), regardless of the manner or cause of his termination of employment with Soffe, he will not, for himself or on behalf of any Third Party, directly or indirectly:

         (a) sell, market or distribute any Products (as hereafter defined) or seek to sell or solicit the opportunity to sell any Products (either on behalf of himself or directly or indirectly on behalf of or in association with any Third Party) to any of the Company's Customers (as defined below) anywhere in the Territory (as defined below).

For purposes of this Agreement, the term "Customer" shall be limited to customers or accounts that fall within any of the following categories:

         (i) actual customers or accounts of the Company that Executive solicited, influenced, contacted, sold to, serviced or dealt with (collectively, "Solicited") at any time during the last thirty-six (36) months of his employment with the Company;

         (ii) in the event that the preceding subparagraph shall be determined by judicial action to be too broad, the following shall be substituted in its place: actual customers or accounts of the Company that Executive solicited, influenced, contacted, sold to, serviced or dealt with (collectively, "Solicited") at any time during the last twelve (12) months of his employment with the Company;

         (iii) actual customers or accounts of the Company about whom Executive has had access to financial or other confidential information;

         (iv) actual customers or accounts of the Company with whom Executive communicated on behalf of the Company personally or in combination with others;

         (v) actual customers or accounts of the Company for whom Executive played a significant role in the provision of goods on behalf of the Company; and/or

         (vi) customers or accounts whom Executive knows to have been Solicited by or on behalf of the Company during the twelve-month period prior to the termination of Executive's employment.

Notwithstanding the foregoing, a person or entity shall not be deemed to be included within the definition of "Customer" unless such person or entity has purchased goods or supplies from the Company during the one-year period ending on the last day of Executive's employment with the Company.

For purposes of this Agreement, the term "Products," shall mean products that are substantially similar to or of the type of products manufactured, developed, marketed, sold or distributed by the Company or its affiliates during the one-year period ending on the last day of Executive's employment with Soffe, which generally includes, on the date of this Agreement, casual and athletic apparel. Notwithstanding the foregoing, no product that the Company has ceased to sell or to consider selling at the time of termination of Executive's employment with Soffe shall be included within the definition of "Products."

         (b) sell, market or distribute any Products or seek to sell or Solicit the opportunity to sell Products (either on behalf of himself or directly or indirectly on behalf of, or in association with, any Third Party) to any of the Company's prospective customers, accounts or buyers anywhere in the Territory to whom the Company has submitted a proposal or solicitation at any time within the six-month period ending on the last day of Executive's employment with Soffe (and where Executive either (i) personally or in combination with others communicated with such prospective customer or played any material role in the Company's solicitation or submission of a proposal to such prospect provision or
(ii) received confidential information regarding the Company's proposal or solicitation to such prospective customer).

         (c) operate, develop or own any interest (other than the ownership of less than 5% of the equity securities of a publicly traded company) in any business or entity which is engaged in the:

                  (i) manufacture,
                 (ii) distribution,
                (iii) marketing, or
                 (iv) sale

of any Products (a "Competitive Manufacturer") in the Territory;

         (d) be employed as an employee or independent contractor for a Competitive Manufacturer in the Territory:

                  (i)  in a sales-related capacity,
                 (ii)  in a managerial capacity,
                (iii)  with manufacturing oversight responsibility,  or
                 (iv)  in a product development role;

         (e) be employed by or consult with any Competitive Manufacturer anywhere in the Territory in any sort of position or capacity related to the services performed by Executive while he was an employee of Soffe;

         (f) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any Customer, client, supplier or Company Employee (as defined below);

         (g) induce or attempt to induce any of the Customers of the Company to limit, reduce or discontinue obtaining any goods or services from the Company;

         (h) solicit, hire, or attempt to hire any employee of the Company who is then employed by the Company or has been employed by the Company at any time in the six-month period ending on the last day of Executive's employment with Soffe (collectively, a "Company Employee") to work for any other person or entity;

         (i) solicit, hire, or attempt to hire any Company Employee to accept employment with or provide services to any Third Party that competes, directly or indirectly, with the Company for the sale or distribution of the Products; or

         (j)  induce  or  attempt  to  induce  any   Company   Employee   of  or
service-provider to the Company to discontinue providing services to the Company.

For purposes of this Agreement, the term "Territory" shall mean:

         (i) the states in the United States where the Company has shipped its products for sale to Customers at any time in the one-year period ending on the last day of Executive's employment with Soffe;

         (ii) in the event that the preceding paragraphs shall be determined by judicial action to define too broad a territory to be enforceable, the "Territory" shall mean the Southeastern United States;

         (iii) in the event that the preceding paragraphs shall be determined by judicial action to define too broad a territory to be enforceable, the "Territory" shall mean the entire state of North Carolina; or

         (iv) in the event that the preceding paragraphs shall be determined by judicial action to define too broad a territory to be enforceable, the "Territory" shall mean the location of any Customer facility.

         4. Legitimate Business Interests and Irreparable Harm. Executive agrees that the covenants and restrictions contained in this Agreement are reasonable and necessary to protect the legitimate interests of the Company in its existing relationships with its customers and its legitimate business needs and that any breach by him of any of the provisions of this Agreement will cause irreparable damage to the Company, the exact amount of which would be difficult to determine, and that the remedies at law for any such breach would be inadequate. Executive acknowledges that he can reasonably find other suitable employment opportunities that would not violate the covenants contained in this Agreement.

         5. Enforcement. Executive agrees that upon Executive's violation or threatened violation of any of the provisions of this Agreement, the Company shall, in addition to any other rights and remedies available to it, at law, in equity, or otherwise, be entitled to specific performance and injunctive relief including, without limitation, an injunction to be issued by any court of competent jurisdiction enjoining and restraining Executive from committing any violation or threatened violation of the provisions of this Agreement and Executive consents to the issuance of such injunction without the necessity of bond or other security in the event of a breach or threatened breach by him of this Agreement.

         6. Severability. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. The provisions of this Agreement are severable and shall survive this Agreement for the period indicated. The covenants on the part of the Executive contained in this Agreement shall be construed as independent covenants and agreements of the Executive, independently supported by good and adequate consideration, and, except as otherwise provided herein, shall be construed independently of the other provisions of this Agreement. In the event that any of these provisions, clauses, sentences, or paragraphs, or portions ("provisions") of this Agreement shall be held to be invalid or unenforceable, such provision shall be fully severable and the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. The parties in no way intend to include a provision that contravenes public policy. Therefore, if any provision of this Agreement is unlawful, against public policy, or otherwise declared void or unenforceable, such provision shall be deemed excluded from this Agreement, which shall in all other respects remain in effect. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. If any Court should construe any portion of this Agreement to be too broad to prevent enforcement to its fullest extent then such restrictions shall be enforced to the maximum extent that the Court finds reasonable and enforceable. Notwithstanding anything to the contrary contained in this Agreement, if Soffe fails or refuses to pay, when due, any amounts required by Section 5 of the Employment Agreement to be paid to Executive or his estate, and such failure continues for a period of thirty (30) days after written notice of such failure is given by Executive or his estate to Soffe, then the covenants of Executive contained in this Agreement shall be null and void after expiration of such thirty (30) day period (but shall remain in full force and effect during such thirty (30) day period).

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

         8. Waiver. The waiver by the Company of a breach of any provision of this Agreement by Executive may not operate or be construed as a waiver of any subsequent breach.

         9. Construction. The parties agree that this Agreement was freely negotiated among the parties and that Executive had the advice of an attorney in negotiating its terms. Accordingly, the parties agree that this Agreement shall not be construed in favor of any party or against any party. The parties further agree that the headings and subheadings are for convenience of the parties only and shall not be given effect in the construction of this Agreement.

         10. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear its own costs and expenses.

         11. Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties under this Agreement will be performable in North Carolina. This Agreement is governed by, and construed in accordance with, the laws of the State of North Carolina. If any action is brought to enforce or interpret this Agreement, venue for the action will be in North Carolina.

         12. Assignment. The rights, duties and benefits to Executive hereunder are personal to him, and no such right, duty or benefit may be assigned by him without the prior written consent of the Company. The rights and obligations of each of the entities included within the definition of the "Company" shall inure to the benefit and be binding upon each of such entities and their successors and assigns, which assignment shall not require the consent of Executive.

         13. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective executors, administrators, successors, personal representatives, heirs and assigns permitted under Section 12 above.

         14. Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing in this Agreement is intended to or shall confer upon any other person or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         15. Modification. No change or modification of this Agreement is valid or binding upon the parties, nor will any waiver, termination or discharge of any term or condition of this Agreement be so binding, unless confirmed in writing and signed by the parties to this Agreement.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               IMPORTANT: READ CAREFULLY BEFORE SIGNING

                                 "Soffe"

                                 M.J. SOFFE CO.


                                 By:     /s/ Robert W. Humphreys
                                    -------------------------------------------

                                 Name:    Robert W. Humphreys
                                      -----------------------------------------

                                 Title:    Vice President
                                       ----------------------------------------


                                 "Delta Apparel"

                                 DELTA APPAREL, INC


                                 By:   /s/ Robert W. Humphreys
                                    -------------------------------------------

                                 Name:    Robert W. Humphreys
                                      -----------------------------------------

                                 Title:   President and CEO
                                       ----------------------------------------


                                 "Executive"


                                 /s/ Anthony M. Cimaglia
                                 ----------------------------------------------
                                 Anthony M. Cimaglia